Exhibit 99.1
AMENDMENT NO. ONE TO THE BY-LAWS OF
THE HILLMAN COMPANIES, INC.
     The following sets forth Amendment No. One, adopted as of October 26, 2007, to the By-Laws of The Hillman Companies, Inc., a Delaware corporation, adopted as of March 31, 2004:
     1. Article VI, Section 1, is hereby amended, pursuant to the requisite board approval per resolutions adopted on October 26, 2007, in its entirety, to read as follows:
     Section 1. Certificates for Stock. The shares of the corporation’s stock may be certificated or uncertificated, as provided under Delaware law, and shall be entered in the books of the corporation and registered as they are issued. Certificates representing shares of the corporation’s stock may be signed by the chairman, the chief executive officer, the president or a vice president and the secretary or an assistant secretary of the corporation, and may bear the seal of the corporation or a facsimile thereof or may be represented by a global certificate through the Depository Trust Company. If any such certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or its employees, the signature of any such officer may be a facsimile signature. In case any officer who shall have signed or whose facsimile signature was placed on any such certificate shall have ceased to be an officer before such certificate shall be issued, it may nevertheless be issued by the corporation with the same effect as if he were such officer at the date of issue. Each certificate representing shares shall state upon its face (a) that the corporation is formed under the laws of the State of Delaware, (b) the name of the person or persons to whom it is issued, (c) the number of shares which such certificate represents and (d) the par value, if any, of each share represented by such certificate.
     Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice that shall set forth the name of the corporation, that the corporation is organized under the laws of the State of Delaware, the name of the stockholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the corporation’s certificate of incorporation, these by-laws, any agreement among stockholders or any agreement between stockholders and the corporation.
     2. Article VI, Section 2 is hereby amended, pursuant to the requisite board approval per resolutions adopted on October 26, 2007, in its entirety, to read as follows:
     Section 2. Lost Certificates. The corporation may issue a new certificate of stock, or uncertificated shares in place of a certificate previously issued by it, alleged to have been lost, mutilated, stolen or destroyed, and the board of directors may require the owner of such lost, mutilated, stolen or destroyed certificate, or such owner’s legal representatives, to make an affidavit of the fact and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation on account of the alleged loss, mutilation, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

     3. The following Section 2A is hereby added to Article VI immediately after Section 2, pursuant to the requisite board approval per resolutions adopted on October 26, 2007, to read as follows:
     Section 2A. Transfer of Stock. Upon surrender to the corporation or the appropriate transfer agent, if any, of the corporation, of a certificate representing shares of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and in the event that the certificate refers to any agreement restricting transfer of the shares which it represents, proper evidence of compliance with such agreement, a new certificate or uncertificated shares shall be issued to the person entitled thereto, and the older certificate cancelled and the transaction recorded upon the books of the corporation.
     Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the stockholder entitled thereto and the transaction shall be recorded upon the books of the corporation. If the corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in a facsimile.
     The board of directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

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